UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2013
RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-53293	26-2383102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
777 Third Avenue, 22nd Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Novartis License Agreement

On December 12, 2013, Retrophin, Inc. (the “Company”) entered into an agreement (the “Novartis License Agreement”) with Novartis Pharma AG and Novartis AG (together, “Novartis”), pursuant to which Novartis agreed to grant the Company an exclusive, perpetual, and royalty-bearing license for the manufacture, development and commercialization of Syntocinon and related intranasal products in the United States.  Under the license, Novartis is obligated to transfer to the Company certain information that is necessary for or related to the development or commercialization of Syntocinon. The Company is responsible for conducting research and preclinical, clinical and other development of Syntocinon at its own expense, and must use commercially reasonably efforts to develop Syntocinon in the United States.

            As consideration for the license, the Company paid to Novartis a $5 million upfront fee and is required to make substantial payments upon the achievement of certain milestones. Should the Company commercialize Syntocinon, the Company will be obligated to pay Novartis a 20% royalty on net sales of such products.  The Company is also required to pay annual maintenance fees to Novartis and Novartis AG.

The Novartis License Agreement contains other customary clauses and terms as are common in similar agreements in the industry.

            The Novartis License Agreement will continue in perpetuity unless terminated by the Company or by Novartis.  Novartis may terminate the agreement due to (i) the Company’s uncured material breach of the agreement, (ii) the Company’s insolvency, or (iii) failure to achieve certain milestones with respect to FDA approvals and commercial sales of a product.  The Company may terminate the agreement due to (i) Novartis’s uncured material breach of the agreement or (ii) failure to achieve certain milestones with respect to FDA approvals.

The foregoing description of the Novartis License Agreement does not purport to be complete and is qualified in its entirety by reference to the Novartis License Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Weg Exclusive License Agreement

On December 12, 2013, the Company entered into an agreement (the “Weg License Agreement”) with Stuart Weg, MD, pursuant to which Dr. Weg agreed to grant the Company an exclusive worldwide license for the manufacture, development and distribution of products to be developed for the treatment of central nervous system disorders.  As consideration for the license, the Company is required to pay Dr. Weg an upfront fee, which amount included a $250,000 payment prior to the execution of the Weg License Agreement, as well as certain maintenance and sublicensing fees.  The Company is also obligated to pay Dr. Weg certain royalties on sales of FDA-approved products.

The Weg License Agreement contains other customary clauses and terms as are common in similar agreements in the industry.

The Weg License Agreement will continue in perpetuity unless terminated by the Company or by Dr. Weg.  The Company may terminate the agreement at any time by giving written notice to Dr. Weg.  Dr. Weg may terminate the agreement due to the Company’s uncured material breach of the agreement.

The foregoing description of the Weg License Agreement does not purport to be complete and is qualified in its entirety by reference to the Weg License Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

UCSD Sponsored Research Agreement

On December 12, 2013, the Company entered into an agreement (the “SRA”) with The Regents of the University of California, on behalf of its San Diego Campus (“UCSD”), pursuant to which UCSD will undertake research projects related to a study on oxtytocin.  As consideration for the research program, the Company is obligated to pay an aggregate of approximately $1.6 million  in fees to UCSD on a specified timeline.  The SRA will continue until completion of the projects, unless earlier terminated by either party (i) due to a material uncured breach of the SRA by the other party or (ii) for any reason by giving written notice to the other party.

The foregoing description of the SRA does not purport to be complete and is qualified in its entirety by reference to the SRA, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Shkreli Employment Agreement

On December 16, 2013, the Company entered into an employment agreement (the “Shkreli Employment Agreement”) with Martin Shkreli, pursuant to which Mr. Shkreli will continue to serve as the Company’s Chief Executive Officer.

In accordance with the terms of the Shkreli Employment Agreement, Mr. Shkreli will be paid (i) a base salary in the amount of $300,000 (subject to adjustments at the discretion of the Company’s board of directors after each anniversary of the Effective Date), and (ii) at the sole discretion of the board, an annual bonus award based upon specific goals and performance metrics.  Mr. Shkreli will also be awarded options to purchase One Million Eighty Thousand (1,080,000) shares of restricted common stock of the Company, a pro rata portion of which will vest quarterly during the 3 years following the Effective Date.  In the event of a change of control of the Company, all of Mr. Shkreli’s unvested options shall immediately vest.

The Shkreli Employment Agreement contemplates that Mr. Shkreli’s employment will be for a three-year term and may be automatically extended for successive three-year periods unless (i) Mr. Shkreli gives notice of non-extension to the Company no later than one hundred eighty (180) days prior to the expiration of the Agreement or (ii) Mr. Shkreli is terminated.

In the event that Mr. Shkreli’s employment is terminated by Mr. Shkreli for good reason (as such term is defined in the Shkreli Employment Agreement), then Mr. Shkreli will be entitled to continue to receive his annual base salary, any unpaid bonus and health insurance coverage on the same terms as made available to the Company’s employees for a period of twelve (12) months following such termination.  If Mr. Shkreli’s employment is terminated other than for good reason, Mr. Shrekli will forfeit any unvested stock options that he received and will not be entitled to severance or any additional payments.

If Mr. Shkreli’s employment is terminated for cause (as such term is defined in the Shkreli employment Agreement) then Mr. Shkreli will not be entitled to any further payments of any kind, except for payment of base salary plus reimbursement of certain expenses.

In the event that Mr. Shkreli is no longer employed by the Company, any options that have not vested prior to the date of termination will be immediately cancelled and not subject to further vesting.

The foregoing description of the Shkreli Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Shkreli Employment Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 under the heading "Shkreli Employment Agreement" is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1
License Agreement, dated December 12, 2013, by and among Retrophin, Inc., Novartis Pharma AG and Novartis AG.  (Portions of Sections 1, 4, 10, 11, 16, Schedule A and Schedule B of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.)

10.2
Exclusive License Agreement, dated December 12, 2013, by and between Retrophin, Inc. and Stuart Weg, MD.  (Portions of Sections 2, 3, 4, 6, 7, Appendix A and Appendix B of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.)

10.3
Sponsored Research Agreement, dated December 12, 2013, by and between Retrophin, Inc. and The Regents of the University of California, on behalf of its San Diego Campus.  (Portions of the Recital, Sections 1, 2, 3, 4, 5, 6, 8, 9, 14, Exhibit A and Exhibit B of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.)

10.4	Employment Agreement, dated December 16, 2013, by and between Retrophin, Inc. and Martin Shkreli.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: December 18, 2013	By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer